Exhibit 5.1

Charles S. Kim

(858) 550-6049

ckim@cooley.com

May 10, 2012

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, California 94710-2753

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Dynavax Technologies Corporation, a Delaware corporation (the “Company”), of up to 20,125,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and the preferred stock purchase rights (the “Rights”) associated with the Shares to be issued pursuant to that certain Rights Agreement (the “Rights Agreement”) dated November 5, 2008 between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), consisting of (i) 12,949,411 shares of common stock and associated Rights offered pursuant to Registration Statement No. 333-169576 (the “2010 Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated October 6, 2010 included therein (the “2010 Base Prospectus”), and the related prospectus supplement dated May 9, 2012, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2010 Base Prospectus, the “2010 Prospectus”) and (ii) up to 7,175,589 shares of common stock and associated Rights, including 2,625,000 shares and associated Rights that may be sold pursuant to the exercise of an over-allotment option, offered pursuant to Registration Statement No. 333-175645 (the “2011 Registration Statement”) filed with the Commission under the Act, the prospectus dated July 22, 2011 included therein (the “2011 Base Prospectus”), and the related prospectus supplement dated May 9, 2012 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2011 Base Prospectus, the “2011 Prospectus”). The 2010 Registration Statement and the 2011 Registration Statement are collectively referred to as the “Registration Statements,” and the 2010 Prospectus and the 2011 Prospectus are collectively referred to as the “Prospectuses.” The Shares are to be sold by the Company as described in the Registration Statements and the Prospectuses.

In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectuses, the Company’s Restated Certificate of Incorporation and Restated Bylaws, the Rights Agreement and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have also assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. As to certain factual matters, we have relied upon a certificate

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Dynavax Technologies Corporation

May 10, 2012

Page Two

of an officer of the Company and have not independently sought to verify such matters. Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the associated Rights, when sold in accordance with the Rights Agreement, Registration Statements and the Prospectuses, will be validly issued, and the Shares fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

[Signature page to follow]

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Dynavax Technologies Corporation

May 10, 2012

Page Three

Very truly yours,

Cooley LLP

By:	/s/ Charles S. Kim
Charles S. Kim

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM